Photronics Reports Third Quarter 2026 Results

BROOKFIELD, Conn. August 26, 2026 (GLOBE NEWSWIRE) — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in photomask technologies and solutions, today reported financial results for its third quarter of fiscal year 2026 ended August 2, 2026.
Commenting on the third quarter performance, Chairman and CEO George Macricostas said, “We are pleased to recognize a recovery of some of the temporarily delayed semiconductor design releases that occurred back in our fiscal Q2. Continued high fab utilization rates throughout the industry have been a positive influence toward node migration trends, resulting in a record percentage for our high-end I.C. business at 44% of total I.C. revenue. Our investments in the U.S. and Korea remain on track as we continue to strengthen our position at the high end of the market over the coming years.”
Third Quarter Fiscal 2026 Results
•
Revenue was $216.0 million, an increase of 2.7% year-over-year and 2.9% sequentially.
•
GAAP Net income attributable to Photronics, Inc. shareholders was $28.9 million, or $0.49 per diluted share, compared with $22.9 million, or $0.39 per diluted share, in the third quarter of 2025 and $31.4 million, or $0.54 per diluted share, in the second quarter of 2026.
•
Non-GAAP Net income attributable to Photronics, Inc. shareholders was $29.4 million, or $0.50 per diluted share, compared with $29.4 million, or $0.51 per diluted share in the third quarter of 2025 and $24.9 million, or $0.42 per diluted share, in the second quarter of 2026.
•
IC revenue was $154.7 million, an increase of 5% both year-over-year and sequentially.
•
FPD revenue was $61.4 million, a decrease of 2% both year-over-year and sequentially.
•
Cash, cash equivalents and short-term investments at the end of the quarter were $672.8 million, of which $503.5 million was associated with our Joint Ventures, of which we own 50.01%.
•
Cash generated from operating activities was $76.3 million, and cash invested in organic growth through capital expenditures was $37.0 million.
Fourth Quarter Fiscal 2026 Guidance
For the fourth quarter of fiscal 2026, Photronics expects:
•
Revenue to be between $207 million and $227 million,
•
Operating margin to be between 19% and 24%, and
•
Non-GAAP diluted EPS attributable to Photronics, Inc. shareholders to be between $0.40 and $0.56 per share.
Estimated Non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders is a Non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” below for details regarding this measure, as well as the tables providing a reconciliation of historical non-GAAP financial measures to the most comparable U.S. GAAP measures.

Earnings Conference Call and Webcast
An earnings conference call and webcast to discuss these results is scheduled for 8:30 a.m. Eastern time on August 26, 2026. The call will be broadcast live and on-demand on the Events and Presentations link on the Photronics website. Analysts and investors who wish to participate in the Q&A portion of the call should click Conference Registration. It is suggested that participants register fifteen minutes prior to the call's scheduled start time.
About Photronics
Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks, which are high precision photographic quartz or glass plates that contain microscopic images of electronic circuits. Photomasks are a key element in the manufacture of ICs and FPDs and are used as masters to transfer circuit patterns onto semiconductor wafers and FPD substrates. Founded in 1969, Photronics has been a trusted photomask supplier for over 56 years. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.
Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” regarding our industry, our strategic position, and our financial and operating results.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially.  Please refer to Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2025 and other subsequent filings with the Securities and Exchange Commission. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.
Non-GAAP Financial Measures
Non-GAAP Net Income attributable to Photronics, Inc. shareholders and non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders are "non-GAAP financial measures" as such term is defined by Regulation G of the Securities and Exchange Commission, and may differ from similarly named non-GAAP financial measures used by other companies. The attached financial supplement reconciles Photronics, Inc. historical financial results under GAAP to non-GAAP financial information. We believe these non-GAAP financial measures that exclude certain items are useful for analysts and investors to evaluate our on-going performance because they enable a more meaningful comparison of our projected performance with our historical results. These non-GAAP metrics are not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to Net income (loss), Net income (loss) per share, or any other measure of consolidated results under U.S. GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the condensed consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance. Please refer to the non-GAAP reconciliations below.
Photronics, Inc. does not provide a quantitative reconciliation of the Company’s projected range of Non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders to U.S. GAAP diluted earnings per share attributable to Photronics, Inc. shareholders, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company’s Non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders guidance for the fiscal quarter ending October 31, 2026 excludes certain items that are inherently uncertain and difficult to predict, including certain unpredictable charges and benefits such as foreign exchange (gain) loss; estimated tax effects of foreign exchange (gain) loss; and estimated noncontrolling interest effects of the foregoing. Due to the uncertainty of the amount or timing of these future excluded items, management does not forecast them for internal use and therefore cannot create a quantitative Non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders to U.S. GAAP diluted earnings per share attributable to Photronics, Inc. shareholders reconciliation without unreasonable efforts. A quantitative reconciliation of Non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders to U.S. GAAP diluted earnings per share attributable to Photronics, Inc. shareholders would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between Non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders to U.S. GAAP diluted earnings per share attributable to Photronics, Inc. shareholders will consist of items similar to those described in the financial tables later in this release, including, for example and without limitation, foreign exchange (gain) loss; estimated tax effects of foreign exchange (gain) loss; and estimated noncontrolling interest effects of the foregoing. The timing and amount of any of these excluded items could significantly impact the Company’s U.S. GAAP diluted earnings per share attributable to Photronics, Inc. shareholders for a particular period.
Totals presented may not sum due to rounding.
For Further Information:
Ted Moreau
VP, Investor Relations
tmoreau@photronics.com

PHOTRONICS, INC.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	August 2,	May 3,	August 3,	August 2,	August 3,
	2026	2026	2025	2026	2025

Revenue	$216,047	$209,940	$210,394	$651,054	$633,524

Cost of goods sold	144,313	144,183	139,539	434,862	409,228

Gross profit	71,734	65,757	70,855	216,192	224,296
Gross margin %	33.2%	31.3%	33.7%	33.2%	35.4%

Operating expenses:

Selling, general and administrative	22,543	20,756	18,423	64,610	55,624

Research and development	3,707	2,822	4,271	9,116	12,618

Total operating expenses	26,250	23,578	22,694	73,726	68,242

Other operating Income	20	-	-	76	-

Operating income	45,504	42,179	48,161	142,542	156,054
Operating margin %	21.1%	20.1%	22.9%	21.9%	24.6%

Other income (expense), net	9,368	11,677	(9,428)	40,718	(10,232)

Income before income tax provision	54,872	53,856	38,733	183,260	145,822

Income tax provision	10,989	10,606	9,594	35,950	34,209

Net income	43,883	43,250	29,139	147,310	111,613

Net income attributable to noncontrolling interests	14,967	11,821	6,248	44,026	37,009

Net income attributable to Photronics, Inc. shareholders	$28,916	$31,429	$22,891	$103,284	$74,604

Earnings per share attributed to Photronics, Inc. shareholders:

Basic	$0.50	$0.54	$0.40	$1.78	$1.24

Diluted	$0.49	$0.54	$0.39	$1.76	$1.23

Weighted-average number of common shares outstanding:

Basic	58,181	58,123	57,937	58,033	60,274

Diluted	58,718	58,745	58,068	58,618	60,567

PHOTRONICS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	August 2,	October 31,
	2026	2025

Assets

Current assets:
Cash and cash equivalents	$549,513	$492,256
Short-term investments	123,298	95,909
Accounts receivable	187,730	195,921
Inventories	64,748	61,767
Other current assets	49,567	44,199

Total current assets	974,856	890,052

Property, plant and equipment, net	955,038	854,436
Other assets	60,849	60,046

Total assets	$1,990,743	$1,804,534

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$3,889	$11
Accounts payable and accrued liabilities	193,394	165,862

Total current liabilities	197,283	165,873

Long-term debt	4	13
Other liabilities	49,754	41,341

Equity:
Photronics, Inc. shareholders' equity	1,280,694	1,173,589
Noncontrolling interests	463,008	423,718
Total equity	1,743,702	1,597,307

Total liabilities and equity	$1,990,743	$1,804,534

PHOTRONICS, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	August 2,	August 3,
	2026	2025

Cash flows from operating activities:
Net income	$147,310	$111,613
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	60,818	59,234
Share-based compensation	10,437	10,003
Changes in operating assets, liabilities and other	2,045	(20,876)

Net cash provided by operating activities	220,610	159,974

Cash flows from investing activities:
Purchases of property, plant and equipment	(130,410)	(120,588)
Purchases of short-term investments	(178,654)	(96,571)
Proceeds from maturities of short-term investments	135,571	42,148
Proceeds from sales of short-term investments	20,233	-
Government incentives	2,567	1,469
Other	(56)	(57)

Net cash used in investing activities	(150,749)	(173,599)

Cash flows from financing activities:
Repayments of debt	(8)	(17,969)
Common stock repurchases	-	(97,422)
Proceeds from share-based arrangements	1,337	2,120
Net settlements of restricted stock awards	(1,673)	(2,013)

Net cash used in financing activities	(344)	(115,284)

Effects of exchange rate changes on cash, cash equivalents, and restricted cash	(12,306)	10,129

Net increase (decrease) in cash, cash equivalents, and restricted cash	57,211	(118,780)
Cash, cash equivalents, and restricted cash, beginning of period	495,113	601,243

Cash, cash equivalents, and restricted cash, end of period	552,324	482,463

Less: Ending restricted cash	2,811	2,942

Cash and cash equivalents at end of period	$549,513	$479,521

PHOTRONICS, INC.
Reconciliation of U.S. GAAP to non-GAAP: Net income and diluted earnings per share attributable to Photronics, Inc. shareholders
(in thousands, except per share amounts)
(Unaudited)

	Three Months ended
	August 2,	May 3,	August 3,
	2026	2026	2025

U.S. GAAP net income attributable to Photronics, Inc. shareholders	$28,916	$31,429	$22,891
FX (gain) loss	(4,776)	(7,869)	14,258
Estimated tax effects of FX (gain) loss	2,055	629	(3,663)
Estimated noncontrolling interest effects of above	3,233	739	(4,130)

Non-GAAP net income attributable to Photronics, Inc. shareholders	$29,428	$24,928	$29,356

Weighted-average number of common shares outstanding - Diluted	58,718	58,745	58,068

U.S. GAAP diluted earnings per share attributable to Photronics, Inc. shareholders	$0.49	$0.54	$0.39
Effects of non-GAAP adjustments above	0.01	(0.12)	0.12
Non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders	$0.50	$0.42	$0.51